                                                                    EXHIBIT 99.2

                             AUCTIONROVER.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)


                            STATEMENT OF OPERATIONS
                                  (UNAUDITED)


                                                  THREE MONTHS ENDED
                                                    MARCH 31, 2000
                                                  ------------------
Revenue........................................       $     6,000

Operating expenses:
  Marketing and sales..........................           892,000
  General and administrative...................           663,000
  Product development..........................           365,000
  Amortization of deferred compensation........           385,000
                                                      -----------
                                                        2,305,000
Loss from operations...........................        (2,299,000)
Other income (expense)
  Interest income..............................            13,000
  Other expense................................           (41,000)
                                                      -----------
Net loss.......................................       $(2,327,000)
                                                      ===========



                 See Accompanying Notes to Financial Statements



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
                             AUCTIONROVER.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                             THREE
                                                          MONTHS ENDED
                                                         MARCH 31, 2000
                                                         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss ..............................................   $(2,327,000)
Adjustments to reconcile net loss to net cash used
   in operating activities:
   Depreciation and amortization ......................        68,000
   Amortization of deferred compensation ..............       385,000
   Changes in operating assets and liabilities:
     Prepaid expenses and other .......................       (40,000)
     Accounts receivable ..............................        (3,000)
     Other assets .....................................        41,000
     Accounts payable .................................       128,000
     Accrued expenses .................................       138,000
                                                          -----------
   Net cash used in operating activities ..............    (1,610,000)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures for property and equipment .....      (432,000)
                                                          -----------
  Net cash used in investing activities ...............      (432,000)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from the issuance of Common Stock ..........     1,051,000
  Proceeds from debt ..................................       720,000
  Payments under capital leases .......................        (5,000)
                                                          -----------
  Net cash provided by financing activities ...........     1,766,000
Net decrease in cash ..................................      (276,000)
Cash at beginning of period ...........................     1,653,000
                                                          -----------
Cash at end of period .................................   $ 1,377,000
                                                          ===========

                 See accompanying Notes to Financial Statements.

                             AUCTIONROVER.COM, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)


1.   THE COMPANY AND BASIS OF PRESENTATION


     AuctionRover.com, Inc. (the Company) was incorporated in June 1999, in the state of North Carolina, and officially launched its Web site on October 4, 1999. The Company has created, operates and sells tools and resources to accommodate sales for online auctions.

     To date the Company has devoted the majority of its efforts to product development activities and the raising of capital and has recorded insignificant revenue. As such, the Company is considered to be in the development stage at March 31, 2000.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The accompanying unaudited financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's results of operations and cash flows for the period shown.

     These financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company's Financial Statements for the year ended December 31, 1999.

2. EQUIPMENT FINANCING ARRANGEMENT

     At March 31, 2000, the Company had a line of credit arrangement with a bank that provides for a capital equipment financing facility of up to a maximum of $1,000,000, of which $280,000 was available at March 31, 2000. Under the line of credit, the Company was required to comply with certain covenants. The Company was in compliance with all such covenants as of March 31, 2000. The line of credit expires on December 31, 2000.

3. CAPITAL STOCK

     During March 2001, two warrants were exercised at $0.51 per share and converted into 2,066,850 shares of Common Stock.

4. SUBSEQUENT EVENT

     On March 8, 2000, the Company entered into an agreement with GoTo.com, Inc.
(GoTo) whereby GoTo will acquire all outstanding shares of capital stock and assume all of the outstanding options of the Company for 3.47 million shares of GoTo common stock. The transaction closed on May 3, 2000.



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